Exhbiit (a)(9)
                           SCUDDER VARIABLE SERIES II

                             Redesignation of Series

         The undersigned, being all of the Trustees of Scudder Variable Series II, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated April 24, 1998, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated March 28, 2001, as filed with the Secretary of The Commonwealth of Massachusetts, as follows:

         1. The series presently designated as Scudder Small Cap Value Portfolio is hereby redesignated "SVS Dreman Small Cap Value Portfolio";


         All other terms and conditions of the Amended and Restated Establishment and Designation of Series dated March 28, 2001 shall remain in effect.

         The foregoing Redesignation of Series shall be effective January 18, 2002.


         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/John W. Ballantine                           /s/Lewis A. Burnham
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John W. Ballantine, Trustee                     Lewis A. Burnham, Trustee



/s/Mark S. Casady                               /s/Linda C. Coughlin
---------------------------------------         --------------------------------
Mark S. Casady, Trustee                         Linda C. Coughlin, Trustee



/s/Donald L. Dunaway                            /s/James R. Edgar
---------------------------------------         --------------------------------
Donald L. Dunaway, Trustee                      James R. Edgar, Trustee


/s/William F. Glavin, Jr.                       /s/Robert B. Hoffman
---------------------------------------         --------------------------------
William F. Glavin, Jr., Trustee                 Robert B. Hoffman, Trustee



/s/Shirley D. Peterson                          /s/Fred B. Renwick
---------------------------------------         --------------------------------
Shirley D. Peterson, Trustee                    Fred B. Renwick, Trustee



/s/William P. Sommers                           /s/John G. Weithers
---------------------------------------         --------------------------------
William P. Sommers, Trustee                     John G. Weithers, Trustee

Dated:  January 15, 2002